Superior Carpet Care      Franchise Agreementrevised        09/05/2002


                      SUPERIOR CARPET CARE

                       FRANCHISE AGREEMENT


     To simplify the language of this Agreement Franchisor means Superior Carpet Care Franchise Systems, Inc., the "Franchisor". "You" means the person, corporation, partnership or other entity who is buying the franchise, the Franchisee. If a corporation, partnership or other entity is the Franchisee, "You" includes the Franchisee's owners.

     This Franchise Agreement is entered into between Superior Carpet Care Franchise Systems, Inc., a Colorado corporation, whose principal address is 7258 South Kline Street, Littleton, Colorado 80127, and you, the Franchisee as designated below;

     A.         If the Franchisee is an individual,

          Steven R. and Rebecca E. Dunn with his or her current residence at,

          7258 South Kline Street
          Littleton, Colorado 80127;or

     B.         If the Franchisee is a partnership,

          ___________________________________________       whose
          partners names and addresses are,

          ___________________________________________

          ___________________________________________


          with its principal place of business located at,

          ___________________________________________

          ___________________________________________and    which
          partnership agreement is attached, certified by a partner as being a true and complete copy of the partnership agreement; or


     C.         If the Franchisee is a corporation

          __________________________________________  a corporation

          organized    under    the    laws    of    the    State
     of___________________, and duly

          qualified   to   do   business   in   the   State    of
          ___________________,which corporation has its principal place of business located at

          _________________________________________

          _________________________________________ and which has
          attached its Certificate of Incorporation, Certificate of Good Standing, Certificate of Qualification to do business within the

          State  of  _______________________, if applicable,  and
          its Corporate Resolution authorizing the Corporation to enter into this Franchise Agreement.

                      LET ALL PARTIES KNOW

     Franchisor owns a unique system for opening and operating a business designed to provide residential and commercial carpet and upholsery cleaning services through a uniform system which has high standards of service, uses quality products, operates under the business format created and developed by Franchisor and which is known as the Superior Carpet Care System (the "System");

     The distinguishing characteristics of the System include the name "Superior Carpet Care" distinctive interior and exterior designs, confidential operating procedures, standards and specifications for equipment, services, products and, management and marketing programs. All of these distinguishing characteristics may be changed, improved, and further developed by Franchisor from time to time. They are known as "Trade Secrets" and are designated by and identified with the marks described in this Agreement;

     Franchisor identifies Superior Carpet Care by means of certain trade names, service marks, logos, emblems, and indicia of origin, including the trademark "Superior Carpet Care" and other trade names and service marks which are now, or may be in the future, designated by Franchisor in writing for use in connection with the System (the "Marks");

     Franchisor continues to use, develop and control the use of the Marks in order to identify for the public the source of services and products marketed under the System, and which represent the System's high standards of quality, cleanliness, appearance and service;

     You recognize the benefits to be derived from being identified with the System. You also recognize the value of the Marks and the continued uniformity of image to you, Franchisor, and other franchisees of Franchisor. You understand the importance to the System of Franchisor's high and uniform standards of quality, cleanliness, appearance and service, and further recognize the necessity of opening and operating your Superior Carpet Care outlet (the "Outlet") in conformity with the System;

     You recognize that in order to enhance the value of the System and goodwill associated with it, this Agreement places detailed obligations on you, including strict adherence to Franchisor's reasonable present and future requirements regarding the types of services offered, advertising, physical facilities, operational techniques, and related matters; and

     You wish to be assisted, trained, and franchised to operate an Outlet pursuant to the provisions and at the location within the territory specified in this Agreement. You have also had an adequate opportunity to be thoroughly advised of the terms and conditions of this Agreement by counsel of your own choosing.

     THEREFORE, you and Franchisor, intending to be legally bound and in consideration of mutual agreements, covenants and promises contained in this Agreement, agree as follows:

                  SECTION 1 - GRANT OF LICENSE

1.1 Subject to the limitations contained in this Agreement, Franchisor grants to you, during the License Term and any extensions, the right and license (the "License") to:

     A. Operate an Outlet upon the terms and conditions of this Agreement, in 1 territorial area and at 1 location described in Exhibit A;

     B.   Use the Marks at the Outlet; and

     C. Offer and market at the Outlet only Franchisor's approved services and products.

1.2 The License does not include the right to sell the products to any vendor who would in turn sell to consumers, the right to sell any product from any place except the Outlet, or the right to perform any service at any place other than the Outlet.

1.3 During the License Term and any extensions, Franchisor will not use or license others to use any of the Marks licensed to you in connection with the operation of any other Outlet within your Territory described in Exhibit A.

         SECTION 2 - LICENSE TERM AND EXTENSION PERIODS

This Agreement and the License granted will continue for a period of 10 years. This 10-year period, will begin on the date this Agreement is executed by Franchisor and is subject to prior termination in accordance with the provisions of this Agreement. When the original 10 year period expires and the end of each renewal period contemplated, you will have the option to renew your Franchise License for successive periods of 10 years each.


     Franchisor may refuse to renew this Agreement and License if you have:

     A. Failed to remedy any breach of this Agreement specified by Franchisor in a written notice to you; or

     B. Committed 2 or more breaches of this Agreement of a substantial nature in the preceding 24 months prior to extension.

     Franchisor may also refuse to renew this Agreement and License if you are not current in payment obligations to Franchisor and to all of your trade creditors and your business location landlord or mortgage holder (if any).

     You will execute a Renewal Franchise Agreement and all other legal agreements in the form then being used by Franchisor in granting new franchises. These agreements may include without limitation higher Royalty Fees and higher Advertising Fees. There will not be, however, another Initial Franchise Fee charged in the renewal of the Franchise Agreement. Failure by you to execute these renewal agreements within 30 days after their delivery to you will be deemed an election by you not to renew the Superior Carpet Care Franchise.

     As additional conditions to renewal, you will:

     C. Execute a general release of all claims you may have against Franchisor, its officers, directors, shareholders, agents, and employees, whether in their corporate and/or individual capacities. This release will include all claims arising under any federal, state, or local law, rule, or ordinance arising out of or concerning this Agreement and will be in a form satisfactory to Franchisor;

     D. Make capital expenditures as may be reasonably required to renovate and modernize the Outlet and its signs and equipment so as to reflect the then-current image of the Outlets. If renovation and modernization of the Outlet is not possible or feasible, you will relocate the Outlet within your exclusive Territory after approval by Franchisor in writing and in accordance with Franchisor's relocation procedures.

     The renewal fee is $5,000 and is due and payable to Franchisor at the time of signing.

     You and Franchisor agree to give each other not less than  6 months prior written notice of an election not to renew this Agreement and License.

                SECTION 3 - INITIAL FRANCHISE FEE

3.1 Upon executing this Agreement, you will pay to Franchisor the $20,000 Initial Franchise Fee. The Franchisor will indemnify, hold you harmless and will reimburse you for your liability and reasonable costs in connection with defending the Franchisor's trademark.

The Initial Franchise Fee is non-refundable, in whole or in part, under any circumstance.

                SECTION 4 - CONTINUING ROYALTIES

4.1 On or before the 10th day of each month, you will, without notice from Franchisor, pay Franchisor a Royalty Fee in the amount of 8% of Gross Revenues of the preceding month or partial month. Gross Revenues is defined in Section 6.

4.2 Each Royalty Fee payment will be accompanied by a statement of the previous month's Gross Revenues on a form approved by Franchisor.

4.3 If you are unable to operate from the Outlet due to damage or loss to the Outlet caused or created by a casualty, act of God, condemnation, or other condition over which you have no control, then the Royalty Fee will be waived for a period no greater than 1 year commencing with the month in which the damage or loss occurs.

              SECTION 5 - ADVERTISING AND PROMOTION

5.1 You will advertise and promote the opening of the Outlet at your own expense, however Franchisor will recommend the type, manner, and time period. Minimum required advertising and promotional expense just prior to and during the first 3 months of operation will be $5,000.00.

5.2 After the first 3 months of operation and during the remaining License Term, you will spend a minimum of 4% of the Gross Revenues for the preceding month or portion thereof for advertising and promotion. This advertising expense is called the "Minimum Individual Advertising Expense."

     During the License Term you will furnish Franchisor an accounting of your previous month's expenditures for advertising and promotion on a form approved by Franchisor.

     Franchisor will make available to you all advertising and promotion material for the Outlet which are used by Franchisor, and other franchisees. You will receive one sample of each type of advertising and promotion material at no charge. If you want additional copies you must pay duplication costs. You may develop advertising materials for your own use, at your own cost. Franchisor must approve or disapprove your advertising materials in writing within 10 working days. If Franchisor takes no action, you may use the advertising material submitted.

     At a point in time when there are 3 or more Superior Carpet Care franchises in a "Local Media Area," a "Local Advertising Cooperative" will be established. The "Local Media Area" will mean the area covered by primary advertising media (television, radio and print) as designated by Franchisor. You must participate in a Local Advertising Cooperative if it now exists or when it is established in the Local Media Area where your business is located.

     Your contribution to the Local Advertising Cooperative will be a minimum of 4% of the Gross Revenues for the preceding month or portion thereof. When you are participating in a Local Advertising Cooperative you are not required to expend a minimum of 4% of your Gross Revenues for the preceding month on the Minimum Individual Advertising Expense. During the License Term you will furnish Franchisor an accounting of your previous month's contribution to the Local Advertising Cooperative on a form approved by Franchisor.

     Franchisor will make available to the Local Advertising Cooperative all advertising and promotional material for the Outlets which are used by Franchisor, and other Local Advertising Cooperatives and franchisees. The Local Advertising Cooperative will receive one sample of each type of advertising and promotional material at no charge. If the Local Advertising
Cooperative wants additional copies it must pay duplication costs. The Local Advertising Cooperative may develop advertising materials for its own use, at its own cost. Franchisor must approve or disapprove the advertising materials in writing within 10 working days. If Franchisor takes no action, the Local Advertising Cooperative may use the advertising material submitted.

     Each Local Advertising Cooperative must adopt written governing documents. Each Local Advertising Cooperative will determine its own voting procedures; however, each Company-Outlet (owned by Franchisor) in a Local Media Area, if any, will be entitled to one vote in the Local Advertising Cooperative and will contribute to the Local Advertising Cooperative in the same manner as you contribute. The members and their elected officers will be responsible for the administration of the Local Advertising Cooperative. Local Advertising Cooperatives will prepare quarterly and annual financial statements. The annual financial statement must be prepared by an independent Certified Public Accountant at the Local Advertising Cooperative's cost and be made available to you and all other franchisees in the Local Advertising Cooperative.

     At some future date, Franchisor may form a national advertising fund (the "National Fund"). When a National Fund is in existence, on or before the 10th day of each month, and in addition to your Minimum Individual Advertising Expense or contribution to the Local Advertising Cooperative obligation, you will remit 2% of the Gross Revenues for the preceding month or portion thereof to Franchisor.

     No action taken by you or any Local Advertising Cooperative will diminish your obligations to pay advertising fees to the National Fund. Advertising materials and services will be provided to you through the National Fund. Franchisor may occasionally provide for placement of advertising on behalf of the entire System, including franchisees, through the National Fund. Franchisor reserves the right to use advertising fees from the National Fund to place advertising in national media (including broadcast, print or other media) in the future.

     National advertising, public relations, and promotions will be started and continued by Franchisor, when, in Franchisor's sole discretion, Franchisor deems that it has accumulated sufficient moneys for that purpose. Advertising funds will be used to promote the products and/or services sold by the franchisees and are not used to sell additional franchises. The National Fund will be administered by Franchisor's accounting and marketing personnel. The National Fund will be a non-profit corporation which collects advertising fees from all franchisees. All Company-owned Outlets of Superior Carpet Care Franchise Systems, Inc. will contribute to the National Fund on the same basis as franchisees. All payments to the National Fund must be spent on advertising, promotion and marketing of goods and services provided by Franchisor. An annual audited financial statement of the National Fund, at the expense of the National Fund, will be available to you upon request.

     The Advertising Fee will be expended by Franchisor at its discretion for advertising and promotion in both your market area and on a national basis, except for that portion used for the production of advertising and promotion.

5.3 You will install and, during the term of this Agreement and License, will maintain an outdoor sign in a prominent location in accordance with Franchisor's sign specifications or as approved in writing by Franchisor, unless prohibited from doing so by applicable laws and regulations. You will use your best efforts to obtain any permit or variance required in order to allow the installation and maintenance of an outdoor sign meeting Franchisor's specifications so long as it does not impose any undue economic burden on you.

5.4 Franchisor will be developing a franchise website that will promote the products and services of the Superior Carpet Care business. Each franchisee will have its own e-mail address and hyperlink to promote its own individual Superior Carpet Care business. A monthly fee of TWENTY-FIVE ($25.00) DOLLARS will be assessed to each franchisee to be paid along with the monthly fees. Franchisor may at its sole discretion increase this monthly fee, but not to exceed $50.00 per month.

                   SECTION 6 - GROSS REVENUES

6.1 No mention of services or products in this Section is intended to mean or imply that such services or products are approved for sale at the Outlet by Franchisor.

6.2 For purposes of this Agreement, Gross Revenues includes the total of all receipts derived from services performed and products sold at the Outlet, whether the receipts are evidenced by cash, credit, checks, gift certificates, scrip, coupons (see Subsection 6.3 B.), services, property or other means of exchange.

6.3  Gross Revenues will not include:

     A. Sales taxes or other taxes measured on the basis of the gross revenues of the business imposed by governmental authorities directly on sales and collected from customers, provided the taxes are added to the selling price and are in fact paid by you to the appropriate governmental authorities;

     B. Promotional or discount coupons to the extent that you realize no revenue;

     C. Tips collected and paid by you to employees and service charges paid by you for credit card receipts; and

     D. Employee receipt of service or products, if free, or any portion not paid for by an employee.

     Cash refunded and credit given to customers, and receivables uncollectible from customers, will be deducted in computing Gross
Revenues  to the extent that it was previously included in  Gross
Revenues on which a Royalty Fee was paid.

6.4 Gross Revenues will be deemed received by you at the time the services or products from which they were derived are delivered or rendered or at the time the relevant sale takes place, whichever occurs first. Gross Revenues consisting of property or services will be valued at the retail prices applicable and in effect at the time they are received.

      SECTION 7 - RECORDS AND AUDITS - LATE PAYMENT CHARGE

7.1 You will prepare on a current basis, complete and accurate records concerning all financial, marketing and other operating aspects of the business conducted under this Agreement. You will maintain an accounting system which accurately reflects all operational aspects of the Outlet including uniform reports as may be required by Franchisor. Your records will include tax returns, daily reports, statements of Gross Revenues (to be prepared each month for the preceding month), profit and loss statements (to be prepared at least quarterly by an independent Certified Public Accountant) and balance sheets (to be prepared at least annually by an independent Certified Public Accountant). You will also submit to Franchisor current financial statements and other reports as Franchisor may reasonably request to evaluate or compile research data on any operational aspect of the Outlet. All financial data with respect to your business that is required will be for Franchisor's own use, will be kept confidential and will not be made available to other franchisees, prospective franchisees, or other third parties except to the extent that Franchisor decides, or is required to, make an
"earnings  claim"  under  the  franchise  disclosure  laws.   The
records required under this Subsection pertain only to your operation of the Outlet. Franchisor has no right to inspect, audit or copy the records of any unrelated business activity you may have.

7.2 From the date you and Franchisor sign this Agreement until 3 years after the end of the term of this Agreement including renewals, Franchisor or our authorized agent will have the right to request, receive, inspect and audit any of the records referred to above wherever they may be located. Franchisor agrees to do inspections and audits at reasonable times. You agree to keep all records and reports for 6 years from the date they originated. Should any inspection or audit disclose a deficiency in the payment of any Royalty, Advertising Fee or other amounts required to be paid under this agreement, you will immediately pay the deficiency to Franchisor, provided the deficiency exceeds $50.00, without prejudice or any other remedy of Franchisor under this Agreement. In addition, if the deficiency for any audit period equals or exceeds 2% of the correct amount of any Royalty, Advertising Fee or other amounts due, you will also immediately pay to Franchisor the entire cost of the inspection or audit including travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel. For the purposes of this Subsection, an audit period will be each fiscal year. Should the audit disclose an overpayment of any Royalty, Advertising Fees or other amounts due, Franchisor will promptly pay the amount of the overpayment to you provided that the amount exceeds $50.00.

7.3 To encourage prompt payment and to cover the costs and expenses involved in handling and processing late payments, you will also pay, upon demand, a late payment charge equal to the lesser of; (i) the maximum rate of interest due on open accounts; or (ii) 1 1/2% per month, on all payments due to Franchisor during the period of time said payments are due and unpaid but not more than the highest rate permitted by law. Each failure to pay Royalty Fees, Advertising Fees and other amounts payable to Franchisor when due is a material breach of this Agreement.

 SECTION 8 - SERVICES AND ASSISTANCE PROVIDED BY THE FRANCHISOR

8.1   The Initial Franchise Fee and Royalty Fees are paid for the
License, which includes the use of the Marks of Franchisor and for certain services rendered by Franchisor.

8.2 Franchisor will offer you initial and continuing services as Franchisor deems necessary or advisable in furthering your franchised business and the business of the System as a whole and in connection with protecting the Marks and goodwill of Franchisor. Failure of Franchisor to provide any particular service, either initial or continuing, will not excuse you from paying the Initial Franchise Fee or the continuing Royalty Fees.

8.3 Currently, initial and continuing services provided by Franchisor are:

     A. Designation of your exclusive Territory as stipulated in Sect.1.

     B. Assisting you in finding and negotiating the lease or purchase of a location for your Outlet within your exclusive
     Territory if requested by you to do so as stipulated in Subsection 9.1.

     C. Furnish you with specifications for all initial and replacement equipment, inventory and supplies required for the operation of your Outlet as stipulated Subsection 9.1.

     D. Providing you and 1 of your employees with an initial training program. You or your designated Outlet manager will attend and satisfactorily complete the initial training program prior to opening the franchised Outlet. The initial training program will not commence prior to the start of construction of your Outlet and will be conducted approximately 30 days prior to the opening of your Outlet.

     You will be responsible for personal traveling and living expenses incurred by yourself or the Outlet manager and that of any of your employees that participate in the training program.

     The initial training program will be held at Franchisor's facilities in Littleton, Colorado and will be conducted over a 5 day period. Training will consist of a discussion of the System, techniques, procedures, and methods of operation, explanation of the accounting system, inventory control, credit and other financial management techniques, job descriptions and hiring practices, advertising, sales, promotion and other marketing plans, customer relations, instructions on quality standards and practical experience in the operation of a Superior Carpet Care franchise.

     The initial training program for your staff will be held at your Outlet. Training is approximately 3 days in duration and is conducted immediately prior to and concurrently with the opening of your Outlet. The content of the on site staff training consists of operational techniques, equipment operation, sales training, and thorough indoctrination in the System.

     Each week for the first 90 days after you open your business, Franchisor will telephone to discuss your operational problems.

     Franchisor will hold annual conferences to discuss sales techniques, personnel training, bookkeeping, accounting, inventory control, performance standards, advertising programs and merchandising procedures. There is no conference fee, but you must pay all your travel and living expenses. These elective conferences are held at our Littleton, Colorado headquarters or at a location chosen by a majority vote of all franchisees.

     E. Assistance with respect to pre-opening and opening activities will be conducted as reasonably determined by Franchisor and just prior to and including the first week of operation of your Outlet.

     F. Formulation of advertising and promotional programs as further stipulated in Section 5.

     G. Franchisor will engage in the development of new products and service methods, as deemed beneficial in the sole discretion of Franchisor for the successful operation of the System. You will be informed of any new product or service methods.

     H. You will be loaned 1 copy of Franchisor's Confidential Manual(s) containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor as further stipulated in Section 11.

                 SECTION 9 - LOCATION OF OUTLET;
    CONSTRUCTION AND OPENING FOR BUSINESS; LEASE OR MORTGAGE

9.1 If no location is specified within your exclusive Territory for your Outlet in Exhibit A, you, at your own cost and expense, will be solely responsible for locating and designating a location and for constructing and equipping the Outlet at the location in accordance with Franchisor's standards and general specifications. The location will be submitted in advance to Franchisor for acceptance, which will be deemed given if
Franchisor does not object in writing specifying our objections within 15 days. The location will be submitted for Franchisor's acceptance within 6 months of this Agreement date, or this Agreement will terminate and all fees will be retained by Franchisor as compensation for our services rendered to you. You will provide Franchisor with the information Franchisor may reasonably request in connection with our evaluation of the location, including the cost of acquisition, development and construction and, if the property is to be leased by you, a copy of the lease. Any location inspection will be made solely at the option of Franchisor and will not be deemed to impose any responsibility on Franchisor for the construction of the Outlet. Upon designation and acceptance, the location will be deemed to be the location specified in Exhibit A as if originally incorporated in Exhibit A.

9.2 You and Franchisor acknowledge that the location of the Outlet is a major factor in the Outlet's potential for success and Franchisor may reject any location in our sole discretion, but Franchisor will not unreasonably withhold its consent to any location. The Franchisor makes no representations or warranties with respect to the availability of appropriate locations or the suitability or potential of locations which it approves.

9.3 If requested to do so, Franchisor will assist you in finding and negotiating the lease or purchase of a location for an Outlet within 60 days of the execution of this Agreement. There are no specific methods used by Franchisor to select the location for your business. Franchisor assists in the location selection by ascertaining population density, traffic patterns and proximity of the proposed location to any other Superior Carpet Care locations. Franchisor does not hold itself out as a real estate expert, does not undertake to perform any analysis of any location, and does not undertake to advise as to the suitability of any location. Franchisor's approval of a location merely reflects belief that the proposed location appears to be suitable for the development of an Outlet.

9.4 You agree to construct (or renovate) and equip the Outlet at your expense in a good, workmanlike manner on or before the Construction Completion Date. The Construction Completion Date will be the earlier of: (a) 3 months from the date of execution of a lease the Outlet; or (b) 6 months of this Agreement date. The construction (or renovation) will conform with all applicable requirements of local authorities and will be in accordance with the standards and general specifications of Franchisor. You acknowledge that the final plans and specifications for the Outlet will be prepared by an architect of your choosing and at your expense. All plans and specifications or modifications proposed by you will be submitted to Franchisor prior to construction and will be modified as reasonably requested by Franchisor. Franchisor will have the right, but not the obligation, to inspect the construction to determine if the construction conforms to Franchisor's standards and general specifications.

9.5 You will have discharged, released of record or fully bonded, any construction liens or other liens that may be recorded or perfected which may be attached to the Outlet as a result of work done by or for you. In the event that the Outlet is not open for business on or before the Construction Completion Date (other than as a result of acts of God, unforeseen unavailability of raw materials or supplies, inability or delay in obtaining necessary equipment or approvals, permits or licenses, labor disputes or acts or omissions of Franchisor), Franchisor may terminate this Agreement with 30 days' prior written notice unless the Outlet will open for business within the 30 day period.


9.6 No Outlet may be opened until such time as Franchisor reasonably agrees that all construction has been satisfactorily completed, your managers (if any) and all employees have been trained, the Outlet is ready for opening in all other respects (including signboards, inventory, uniforms, fixtures and equipment), certificates of insurance have been furnished in accordance with Section 14, you are in compliance with all the terms of this Agreement, including those set forth in Section 12, and all items contained in Franchisor's Opening Checklist (contained in the Confidential Operating Manual) have been completed to Franchisor's satisfaction. You acknowledge that any opening for business prior to satisfaction of all of the above conditions, will be seriously detrimental to the financial prospects of the Outlet and will cause irreparable damage to Franchisor's goodwill and reputation.

9.7 If you lease the Outlet, the lease will be subject to Franchisor's reasonable approval and will have a term, or have options to renew, which in total are equal to or greater than the License Term and will provide that;

     A. On termination of this Agreement, for any reason provided for in this Agreement, Franchisor or its designee will have the option for 30 days to assume your remaining lease obligations without accruing any liability regarding the lease prior to the effective date of any assignment, or Franchisor will have the right to execute a new lease for the remaining term on the same terms and conditions;

     B. Copies of all notices of default under the lease will be sent to Franchisor;

     C. In the event of your default under the lease, Franchisor or its designee will have an opportunity to cure such default and assume your remaining obligations under the lease, but will not have any obligation to do so; and

     D. All signs, advertising, logos or other forms or insignia pertaining to the System be removed from the premises demised under the lease in the event neither you, Franchisor nor its designee is the tenant under the lease upon termination of this Agreement.

9.8   If  you  own the Outlet and the Outlet is  (or  is  to  be)
mortgaged,   the   mortgage  will  be  subject  to   Franchisor's
reasonable approval and will provide that:

     A. On termination of this Agreement, for any reason provided for in this Agreement, Franchisor or its designee will have the option for 30 days to assume your mortgage obligations without accruing any liability regarding the mortgage prior to the effective date of any assignment, or Franchisor will have the right to execute a new mortgage for the remaining term on the same terms and conditions;

     B. Copies of all notices of default under the mortgage will be sent to Franchisor;

     C. In the event of your default under the mortgage, Franchisor or its designee will have an opportunity to cure such default and assume your remaining obligations under the mortgage, but will not have any obligation to do so; and

     D. All signs, advertising, logos or other forms or insignia pertaining to the Superior Carpet Care System be removed from the premises demised under the mortgage in the event neither you, Franchisor nor its designee is the owner of the property mortgaged or upon termination of this Agreement.

        SECTION 10 - MAINTENANCE AND UPGRADING OF OUTLET

10.1  Subject  to  the  terms of this  Section  and  particularly
Subsection 10.2, you will at all times comply with all of Franchisor's standards, specifications, processes, procedures, requirements and instructions regarding the Outlet's physical facilities, including the layout of furnishings and fixtures, at which you are permitted by Franchisor to render, store, handle, or transport approved services or products. You will maintain the Outlet and any parking areas in good and safe condition.

10.2 You will remodel or upgrade the Outlet at your cost in accordance with Franchisor's standards and at our request at any renewal of this Agreement. You will also pay the cost of adding equipment and altering the Outlet for required services or products which Franchisor requires you to market pursuant to Subsection 12.5. YOU ACKNOWLEDGE THAT AN ADDITIONAL INVESTMENT MAY BE REQUIRED RELATED TO THIS SUBSECTION.

10.3 Franchisor agrees that it will not require remodeling or upgrading according to standards that exceed those applied to other Outlets in the market nearest your Outlet. The Outlets in the nearest market will be considered as a whole, and you may not avoid your obligations under this Section by comparing your Outlet to any single Outlet in the nearest market.

           SECTION 11 - CONFIDENTIAL OPERATING MANUAL

11.1 You will acknowledge receipt of a copy of the Superior Carpet Care Confidential Operating Manual (the "Manual"). The Manual will at all times remain the sole property of Franchisor. You agree to immediately return the Manual to Franchisor at the expiration or sooner termination of this Agreement.

11.2 You will at all times treat the contents of the Manual as confidential and will not copy or otherwise reproduce, in whole or in part or in any way make the contents of the Manual available to any person other than those persons employed by you to whom disclosure is necessary to enable you to operate the Outlet under the terms of this Agreement.

11.3 Franchisor may revise the Manual. The revisions presently contemplated by Franchisor include changes with respect to:

     A.   Advertising and promotions;

     B.   Equipment and supplies;

     C.   Employee uniforms;

     D.   Internal and external design and layout of the Outlet;

     E.   Accounting and reporting systems and forms;

     F.   Insurance requirements;

     G.   Operating procedures;

     H.   Services; and

     I.   Products.

     J.   Website Price

11.4 You agree to operate the Outlet in accordance with the Manual and to be responsible for assuring strict compliance with the standards, specifications, requirements and instructions presently set forth in the Manual and any subsequent amendments and supplements. Failure to comply with the standards set forth in the Manual will constitute a material breach of this Agreement.

        SECTION 12 - FRANCHISEE'S DUTIES AND OBLIGATIONS

12.1 You will, consistent with the terms of this Agreement, diligently develop the business of the Outlet and use your best efforts to market and promote the required services and products.

12.2 Subject to the terms of this Agreement, including Subsections 10.2 and 11.4, during the License Term, you will strictly comply with all present and future standards, specifications, processes, procedures, requirements, and instructions of Franchisor regarding the operation of the business and you must comply with the following requirements:

     A. You, or a fully trained and qualified operating manager, must devote full time to the management and operation of the Outlet.

     B. You or your manager and certain key employees at the Outlet must attend and complete all programs and seminars at locations as Franchisor may reasonably require, and you will pay all salary and other expenses of persons attending.

     Franchisor will provide you or your operating manager and 1 employee with an initial training program. Attendance by you or your operating manager (if any) is compulsory and must be satisfactorily completed at least 4 weeks prior to the opening of your Outlet.

     C. Any additional required service or product introduced into the System by Franchisor must be offered for sale on a continuing basis at the Outlet at the time and in the manner required by Franchisor.

     D. No service and product, except approved services or products, may be offered for sale at or from the Outlet.

     E. Only signs, advertising and promotional material, services, equipment, supplies, uniforms, furnishings, and fixtures that meet Franchisor's standards and specifications will be used at the Outlet.

     F. All equipment, signs, products, supplies and other items necessary to add new required services or products must be acquired, installed and utilized, and the marketing of new services and products must begin at the Outlet as reasonably required by Franchisor.

     G. Equipment, signs, services, products, supplies and other items must be added, eliminated, substituted and modified at the Outlet as soon as practicable in accordance with changes in Franchisor's specifications and requirements.

     H. The Outlet and everything located at the Outlet must be maintained in first-class condition and must be kept clean, neat and sanitary. The Outlet must be adequately lighted and operated in a clean, wholesome and sanitary manner consistent with Franchisor's requirements. All maintenance, repairs and replacements reasonably requested by Franchisor or needed in connection with the Outlet must be promptly made. All employees must be clean and neat in appearance.

     I. No alterations of the Outlet materially affecting the image of the Outlet may be made except at Franchisor's request or approval, and any alterations must strictly conform to specifications and requirements established or approved by Franchisor.

     J. The Outlet and its business must comply with all applicable laws, ordinances, rules, regulations and other requirements.

     K. Advertising materials which are by Franchisor for use by you may be used only in the manner and during the period specified by Franchisor.

     L. The Outlet must be open for business 5 days per week (Monday thru Friday) from 8:00 a.m. until 5 p.m. during the License Term (or such later time as may be permitted or such earlier time as may be required by applicable licensing laws and local conditions) or other hours reasonably approved by Franchisor, except for Christmas Day, New Years Day, and Thanksgiving Day, and days the Outlet is closed for repairs pursuant to Section 16. Hours of operation must be posted.

     M.     The  employees,  the  equipment  and  supplies,   the
     inventory and other items on hand at the Outlet, must be at all times sufficient to efficiently meet the anticipated volume of business.

     N. All debts and taxes arising in connection with the Outlet and its business, except those duly contested in a bona fide dispute, must be paid when due including debts payable to your landlord, Franchisor.

     O. All dealing and transactions with customers and suppliers must be fair and honest.

12.3 In prescribing standards, specifications, processes, procedures, requirements, price quotes or instructions under Subsection 12.2 or any other provision of this Agreement, Franchisor will assist in local market research and provide guidance in determining the prices charged by you for services or products of any kind. Franchisor will not have control over the day-to-day managerial operations of the Outlet. You are free to establish your own prices.

12.4 Franchisor and our representatives will have the right during business hours, to enter and inspect the Outlet and all
other   facilities  used  for  service  or  storage,   sale   and
transportation of any approved products. Franchisor and our representatives will have the right to discuss with you or other people you may designate, all matters that may pertain to compliance with this Agreement and with Franchisor's standards, specifications, requirements, instructions and procedures and to take photographs of the Outlet. Franchisor and our representatives will have the right to have any of Franchisor's required services rendered by any employee at your Outlet. You will in all respects cooperate with Franchisor's rights under this Subsection provided that our exercise of these rights will not unreasonably interfere with conduct of your business.

12.5 On advance notice of at least 3 months, Franchisor, in our sole discretion may specify a new service or product as a required service or product. The new service or product will not be deemed a required service or product if you demonstrate to Franchisor's reasonable satisfaction that:

     A. A substantial capital improvement not contemplated by this Agreement or in the Manual, is required, thereby resulting in a material hardship to you; and

     B. A material reduction in sales or profitability would result therefrom.

12.6 Franchisor agrees not to require compliance with the provisions of this Section to the extent that it does not require such compliance by all Outlets, taken as a whole, operating in the market nearest the Outlet.

12.7 You agree that during the License Term and for 3 years after the expiration and termination of this Agreement that you will supply to Franchisor your home address and telephone number which Franchisor is required by law to include in its offering circular.

12.8  Franchisor  does not require that you personally  supervise the franchised business. The business must be directly supervised on premises by a manager who has successfully completed Franchisor's training program. The on premises manager can not have an interest or business relationship with any of Franchisor's business competitors. The manager need not have an ownership interest in the corporate or partnership franchisee. The manager must sign a written agreement to maintain confidentiality of the trade secrets described in Section 15 and to conform with the covenants not to compete described in Section 17.

   SECTION 13 - PURCHASE OF EQUIPMENT, INVENTORY AND SUPPLIES

13.1 You will have the right to purchase directly from any manufacturer or supplier the equipment and products required for the operation of the Outlet. The names and addresses of Franchisor's recommended manufactures and suppliers are in the Manual.

13.2 The standards and specifications for equipment, supplies, or other products required by Franchisor are in the Manual. You are required to follow Franchisor's standards and specifications when purchasing all equipment, supplies, or other products required for the operation of the Outlet.

13.3 If you desire to purchase the required equipment, supplies, or other products from a manufacturer or supplier not approved by Franchisor, you will provide Franchisor with all information regarding the manufacturer or supplier you wish approved which is reasonably requested by Franchisor. On Franchisor's request, the manufacturer or supplier may be required to provide Franchisor with samples of the equipment, products, or other supplies you wish to purchase. Any tests required by Franchisor to determine whether the equipment, products, or other supplies meet our standards and specifications will be performed by or under the direction of Franchisor but at the cost of the manufacturer or supplier you wish approved. On the completion of any tests, Franchisor will determine whether the goods are of sufficient quality, and whether the manufacturer or supplier possesses adequate capacity and facilities to supply your needs in a reliable manner. Franchisor will then promptly advise you and the manufacturer or supplier as to approval and of the basis for our decision. Franchisor will not be required to approve sources of equipment, products, or other supplies which do not meet our standards and specifications or which constitute or embody trade secrets of Franchisor.

13.4 Franchisor may review the quality of the equipment, products, and other supplies produced or supplied by approved manufacturers or suppliers (and their capacity and facilities), and will have the right to monitor the production, use and ultimate disposition of items bearing the Marks. On the basis of any review and monitoring, Franchisor may remove manufacturers or suppliers from the list of approved sources. In this event, Franchisor will promptly advise you.

           SECTION 14 - INSURANCE AND INDEMNIFICATION

14.1 You will, upon commencement of the License Term, purchase and at all times maintain in full force and effect:

     A. Workers' compensation insurance in amounts prescribed by law;

     B. Fire and lightning, extended coverage, theft, vandalism and malicious mischief, flood (if the Outlet is in a Designated Flood Hazard Area), and sprinkler leakage insurance on the Outlet and all fixtures, equipment, supplies and other property used in the operation of the Outlet, for not less than 80% of the cash value of the same, except that an appropriate deductible clause will be permitted;

     C. Comprehensive general liability insurance, bonding and product liability insurance coverage in such amounts and upon such terms as may from time to time be customary for carpet cleaning businesses located in your Territory, but not less than $1,000,000.00, insuring both you and Franchisor against all claims, suits, obligations, liabilities, and damage, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage relating to the use or condition of the Outlet; and,

     D. Such additional insurance as may be required by the terms of any lease or mortgage for the Outlet.

     The liability insurance afforded by the policy or policies will not be limited in any way by reason of any insurance that may be maintained by Franchisor.

14.2 All policies of insurance required under this Section will be with responsible companies qualified to do business and in good standing in the state where the Outlet is located, and will be in a form reasonably satisfactory to Franchisor. Prior to opening for business you will furnish to Franchisor certificates issued by each of your insurers indicating that all premiums due have been paid, that all required insurance is in full force and effect and that the insurance will not be terminated or changed without at least 30 days' prior written notice from the insurer to Franchisor. New certificates evidencing renewal of insurance will be furnished at least 30 days prior to the date of expiration of each policy. Within 5 days of any request by Franchisor, you will deliver a copy of all insurance policies to Franchisor for examination.

14.3 If you fail to obtain or maintain adequate insurance, Franchisor may, at its election and sole discretion, obtain insurance for and in your name. Within 5 days of any written request by Franchisor, you will pay all costs of obtaining adequate insurance.

14.4 You will indemnify, defend and hold Franchisor harmless against all claims, demands, losses, damages (including punitive damages), costs, suits, judgments, penalties, expenses (including reasonable attorneys' fees and amounts paid in settlement or compromise) and liabilities of any kind, whether or not ultimately determined to be meritorious (and including damages suffered by you or any of your property), collectively, "Damages", arising directly or indirectly out of or in connection with the construction, operation, maintenance or occupancy of the Outlet, except to the extent that such liabilities arise from the gross negligence or willful acts of Franchisor.

14.5 All fixtures, equipment, signs, merchandise, supplies, and other property on or about the Outlet will be at your sole risk and hazard, and if they are destroyed or damaged in any way, no part of the loss or damage is to be paid by Franchisor except to the extent caused by Franchisor's gross negligence or willful acts.

            SECTION 15 - TRADEMARKS AND TRADE SECRETS

15.1 You recognize and acknowledge Franchisor's exclusive ownership of and rights in Franchisor's current and future Marks and in all related practices, procedures, methods and devices. All goodwill now or in the future associated with or relating to the Marks will accrue directly and exclusively to the benefit and is the property of Franchisor. Nothing contained in this Agreement will be construed to entitle you any right, title or interest in or the Marks or the goodwill now or in the future associated with them, other than the rights and license expressly granted in this Agreement.

15.2 You represent, warrant and agree that you will not:

     A. Directly or indirectly contest or aid in contesting, either during the term of this Agreement or following its termination, the validity or ownership of the Marks; or

     B. Take any action in derogation of Franchisor's claimed rights whether now existing or later obtained.

15.3 You agree to use only Franchisor's existing or future Marks, and related practices, systems, procedures and methods in connection with the promotion and operation of the Outlet, and only in accordance with the procedures established by Franchisor.

15.4 You will cause Franchisor's Marks to be reproduced exactly and accurately.

15.5 With the exception of the registration of a "d/b/a" or a fictitious name certificate in connection with the operation of the Outlet, you will not register or attempt to register the Marks in your own name.

15.6 You will immediately inform Franchisor of any suspected, known or threatened infringement, piracy or challenge to the Marks, trade secrets, methods and procedures used in the System. You will assist and cooperate with Franchisor in taking action, at Franchisor's expense, as Franchisor deems appropriate to protect the System. The Franchisor will indemnify, hold you harmless and will reimburse you for your liability and reasonable costs in connection with defending the Franchisor's trademark.

15.7 Immediately upon the expiration or sooner termination of this Agreement, you will:

     A.   Cease and forever abstain from using any of the Marks;

     B. Take all actions necessary to cancel any d/b/a or fictitious name registration containing any of the Marks;
     and

     C. Furnish Franchisor evidence satisfactory to Franchisor of compliance with the foregoing obligations within 30 days after any expiration or sooner termination.

15.8 You acknowledge that you took no part in creating or developing, no prior knowledge of, and no rights or claims in or to, any element of the System. You agree that all materials loaned or made available to you will be kept confidential by you and will remain the property of Franchisor. You will not disclose,  exhibit or reproduce any confidential element  of  the
System which becomes known to you through Franchisor in any manner, except to those persons employed by you to whom disclosure must be made to enable you to operate the Outlet under the terms of this Agreement. After the expiration or sooner termination of this Agreement, neither you and your employees, nor any of your officers, directors, shareholders if you are incorporated, will disclose, exhibit or reproduce any confidential information or trade secrets to any corporation, association, partnership or person. You recognize that all of the existing or future Marks, related practices, systems, procedures and methods are trade secrets, that Franchisor has made a substantial investment in these trade secrets and that disclosure of the trade secrets is prohibited. You agree to cause your employees to execute proprietary information agreements containing the provisions of this Subsection and any confidentiality agreements if requested by Franchisor.

15.9  Except as specifically disclosed in the  Franchise Offering
Circular, Franchisor represents and warrants to the best of Franchisor's knowledge, that the Marks do not violate or infringe upon any rights of others.

             SECTION 16 - CONDEMNATION AND CASUALTY

16.1 You will promptly advise Franchisor upon your receipt of a notice of default or termination under your lease or mortgage, and will promptly provide Franchisor a copy of the notice. You will also give Franchisor notice of any proposed taking of the Outlet or any portion thereof through the exercise of the power of eminent domain at the earliest possible time. If the Outlet or a substantial part thereof is to be taken, the Outlet may be relocated within the area specified in Exhibit A, or elsewhere with Franchisor's written approval in accordance with our relocation procedures. If you open a new outlet at another location in accordance with Franchisor's standards and general specifications within one year of the closing of the old Outlet, the new Outlet will be deemed to be the Outlet licensed under this Agreement. If a condemnation, lease termination or mortgage default takes place and a new Outlet does not, for any reason, (other than those specified in Section 9) become the Outlet as provided in this Subsection then the License will terminate upon notice by Franchisor.

16.2 If the Outlet is damaged, you will expeditiously repair the damage. If the damage or repair requires closing the Outlet, you will immediately notify Franchisor in writing, and will:

     A.   Relocate the Outlet as provided in Subsection 16.1; or

     B. Repair or rebuild the Outlet in accordance with Franchisor's then existing standards and general specifications, and reopen the Outlet for continuous business operations as soon as practicable (but in any event within 12 months after closing the Outlet), giving Franchisor 30 days' advance notice of the date of reopening.

     If the Outlet is not (or, in the opinion of Franchisor cannot be) reopened in accordance with this Section, or relocated pursuant to Subsection 16.1, the License will terminate upon notice to you.

16.3 The License Term will not be extended by any interruption in the Outlet's operations, except for an act of God that results in the Outlet being closed not less than 60 days nor more than 180 days. You must apply for any extension within 30 days following the reopening of the Outlet. Except as provided in Subsection 4.3, no event during the License Term will excuse you from paying Royalty Fees or Advertising Fees as provided in this Agreement.

            SECTION 17 - RESTRICTIONS ON COMPETITION

17.1 During the term of this License and Agreement, or any extensions or renewals and for a period of 2 years following expiration or termination of the License and this Agreement, you will not directly or indirectly, through corporations, or through partnerships, trusts, associations, joint ventures or other unincorporated businesses, perform any services for, engage in or acquire, be an employee of, have any financial, beneficial or equity interest in, or have any interest based on the profits or revenues of, any business similar to the franchised business, except for other outlets franchised by Franchiser, within 10 miles of any Superior Carpet Care Outlet.

17.2 Nothing in this Section will prevent any active officer of yours or member of your family either individually or collectively, from owning not more than a total of 5% of the stock of any company which is subject to the reporting requirements of Sections 11 or Subsection 14(D) of the Securities and Exchange Act of 1934.

17.3 You will not at any time employ or otherwise interfere with the employment relationship of any person who is employed by Franchisor.

17.4 If any court having jurisdiction to determine the validity or enforceability of this Section determines that, strictly applied, it would be invalid or unenforceable, the definition of "similar business" or the time or geographical provisions of this Section will be deemed modified to the extent necessary (but only to that extent) so that such restrictions as modified, will be valid and enforceable.

17.5 You acknowledge that as a Superior Carpet Care franchisee, you will have access to Franchisor's trade secrets and confidential practices and therefore be in a unique position to use the special knowledge you will have gained while a franchisee. You acknowledge that a breach of the covenants contained in this Section will be deemed to threaten immediate and substantial irreparable injury to Franchisor. Accordingly, you agree that Franchisor will have the right, without prior notice to you, to obtain immediate injunctive relief without limiting any other rights or remedies.

17.6 In the event that you are not an individual, this Section will also apply to the officers, directors, stockholders, trustees, beneficiaries and/or principals of you, the franchisee, and any persons controlled by, controlling or under common control with you.

               SECTION 18 - TERMINATION OF LICENSE

18.1 Termination by you.

     If you are in compliance with this Agreement and Franchisor breaches this Agreement and fails to cure the breach within 30 days after a written notice of the breach is delivered to Franchisor by you, you may terminate the License and Agreement, effective 10 days after the delivery to Franchisor of a notice of termination. There are no other provisions in this Agreement that grant you the right to terminate the License and Agreement.

     Should you terminate the License and Agreement in compliance with this Subsection, you are required to comply with the termination procedures as set forth in Subsection 18.4.

18.2 Termination by Franchisor without Notice.

     Unless Franchisor promptly, after discovery of the relevant facts, notifies you to the contrary in writing, the License and this Agreement will immediately terminate without notice (or in the event notice is required by law, immediately upon the giving of such notice or at the earliest time thereafter permitted by applicable law) in the event that:

     A. No site has been designated and accepted pursuant to Subsection 9.1;

     B. A permanent or temporary receiver or trustee for the Outlet or all or substantially all of your property is appointed by any court, or any such appointment is consented to or not opposed through legal action by you, or you make a general assignment for the benefit of your creditors or you make a written statement to the effect that you are unable to pay your debts as they become due, or a levy or execution is made on the License, or an attachment or lien remains on the Outlet for 30 days unless the attachment or lien as being duly contested in good faith by you and Franchisor is advised;

     C. You loose possession or the right of possession of all or a significant part of the Outlet through condemnation, casualty, lease termination or mortgage foreclosure and the Outlet is not relocated or reopened as provided in Section 16;

     D. You contest in any court or proceeding the validity of, or Franchisor's ownership of, any of the Marks;

     E.   A breach of Section 19 (Assignment)occurs; or

     F. You are a corporation and any action is taken which purports to merge, consolidate, dissolve or liquidate you without Franchisor's prior written consent.

18.3 Termination by Franchisor With Notice.

     The License and this Agreement will terminate on notice under certain circumstances as provided in Subsections 6.3, 9.5 and Sections 12, 14 and 16. The License will terminate on the termination date specified in any notice by Franchisor to you (without any further notice of termination unless required by law), provided that:

     A.   The notice is hand-delivered or mailed at least 30 days
     (or any longer period as may be required by law) in advance of the termination date;

     B. The notice reasonably identifies one or more breaches or defaults in your obligations or performance under this Agreement or the Manual;

     C. The notice specifies the manner in which the breach(es) or default(s) may be remedied; and

     D. The breach(es) and default(s) are not fully remedied before, or as of, the termination date specified in the notice.

     The period given to remedy breaches and defaults will, if permitted by law, be 10 days instead of 30 days if you will have engaged in repeated breaches or defaults under this Agreement within the preceding 24 months for which you have received notice of termination and termination failed to take effect because the breaches or defaults were remedied. The period will be extended if the breach cannot reasonably be cured in such 10 or 30 days, provided that:

     A. You have taken all steps to completion towards a cure that are possible within such 10-or 30-day period;

     B.   You diligently prosecute a cure to completion; and

     C. Such period will in no event be extended by more than 60 days.

18.4 Effect of Termination.

     Should this Agreement or the License expire or be terminated by any party and for any reason, all rights and obligations between you and Franchisor under this Agreement will terminate, except for Subsections 6.2, 11.1, 11.2, and Section 15 and 17 and Subsection 18.8. In an instance of expiration or termination, you will cease to be a licensed participant in the System, and you will:

     A. Promptly pay Franchisor all amounts owing by you based on operations of the Outlet through the date of termination plus interest at the lower of (i) 18% per annum; or (ii) the highest rate permitted by law;

     B. Immediately discontinue the use of all Marks, signs, structures, forms of advertising, telephone listings and service, the Manual, and all materials and products of any kind which are identified or associated with the System and subject to Subsection 18.5, return all these materials and products to Franchisor and, at Franchisor's request, assign your telephone number to Franchisor;

     C.    Make no representation nor state that you are  in  any
     way   approved,  endorsed  or  licensed  by  Franchisor   or
     associated or identified with Franchisor or the System in any manner;

     D.    Immediately  take  all steps  necessary  to  amend  or
     terminate any registration or filing of any d/b/a or fictitious name or any other registration or filing containing the Marks so as to delete the Marks and all references to anything associated with the System;

     E.    Provide Franchisor the option to purchase required  by
     Section 20; and

     F. Comply with the provisions of Subsections 15.7 and 17.1.

18.5 If, within 30 days after termination of this Agreement by Franchisor, you fail to remove all displays of the Marks from the Outlet which are identified or associated with the System, Franchisor may enter the Outlet to effect removal. In this event, Franchisor will not be charged with trespass nor be accountable or required to pay for any displays or materials.

18.6 If, within 30 days after termination you have not taken all steps necessary to amend or terminate any registration or filing of any fictitious name or any other registration or filing containing the Marks, you hereby irrevocably appoint Franchisor as your true and lawful attorney for you, and in your name, place and stead and on your behalf, to take action as may be necessary to amend or terminate all registrations and filings, this appointment being coupled with an interest to enable Franchisor to protect the System.

18.7 Termination of this Agreement will not affect, modify or discharge any claims, rights, causes of action or remedies which Franchisor may have against you, whether such claims or rights arise before or after termination.

                     SECTION 19 - ASSIGNMENT

19.1 General.

     None of your rights under this Agreement or the License granted, all of which are personal in nature, may be the subject of any pledge, lien, levy, attachment, or security arrangement, or acquired through execution, foreclosure, or like action. None of your rights or obligations under this Agreement or the License granted are assignable or transferable (including by will, declaration of or transfer in trust or the laws of intestate succession) without Franchisor's prior written consent and compliance in all other respects with the terms of this Section. If you are a general partnership, limited partnership or corporation, no initial personal interest in the general partnership, limited partnership, or corporation is assignable or transferable without Franchisor's prior written consent and compliance in all other respects with the terms of this Section. Any purported action contrary to this Section will be a material breach of this Agreement and will be void.

     With and after each valid assignment of this Agreement pursuant to this Section, the assignee or assignees will be deemed to be you, the franchisee, under this Agreement and will be bound by and liable for all of your existing and future obligations. No stockholder in any corporation which becomes the franchisee will have any rights under this Agreement by reason of his, her or its stock ownership, and the name of such corporation will not include any of the Marks.

19.2 Conditions to Assignments and Transfers.

     No transfer or assignment of this Agreement will be approved by Franchisor or be effective unless and until:

     A. There be no default in the performance or observance of any of your obligations under this Agreement or any other agreement with Franchisor

     B. You have settled all outstanding accounts with Franchisor, and you and every principal of you, the franchisee, have executed a general release of Franchisor and all principals of Franchisor from all claims that may be brought by you or any principal

     C. The proposed transferee pays Franchisor a Transfer Fee in the amount of $2,500.00, unless the transferee is;

          1. A corporation of which you are the majority stockholder, or a child, parent, sibling or spouse of yours, in which case no Transfer Fee will be required, or

          2. Another franchisee of the Franchisor, in which case the Transfer Fee will be $5,000.00.

     D. The proposed transferee will execute a separate Franchise Agreement with Franchisor, using our then current form of Franchise Agreement, and the proposed transferee will execute an Acknowledgment of Receipt of a then current copy of our Uniform Franchise Offering Circular.

     E.    The  proposed  transferee will  pay  for,  attend  and
     satisfactorily  complete  the  training  program   for   new
     franchisees unless,

          1. The transferee is a current franchisee in good standing in the System, or

          2. The transferee is and has been a manager for a period of one year or more of an Outlet in good standing.

     F. The individual proposed transferee, or the stockholders, partners or trustees and beneficiaries of a proposed corporate, partnership or trust transferee, will each execute a personal guarantee, jointly and severally guaranteeing the performance of the proposed transferee's obligations.

     G. The proposed transferee will have demonstrated to Franchisor's satisfaction that he or she in all respects our standards applicable to new franchisees regarding experience, personal and financial reputation and stability, willingness and ability to devote his or her full time and best efforts to the operation of the franchised business, and any other conditions as Franchisor may reasonably apply in evaluating new franchisees. Franchisor must be provided all information about the proposed transferee as we may reasonably require. Because of the confidential information available to a franchisee, no assignment to a competitor of Franchisor will be permitted.

     H. The parties to the proposed transaction will have entered a binding agreement subject only to the rights of Franchisor. Franchisor will be furnished a copy of this binding agreement (a "Purchase Offer"), and Franchisor must waive in writing its rights under Section 20. You will advise each prospective transferee of this provision and the other terms of this Agreement.

19.3 If you are an individual and you desire to transfer your rights under this Agreement to a corporation, partnership or trust which you will newly form and of which you will be a majority shareholder, partner, trustee, beneficiary and/or an executive officer, you may do so only if:

     A.     Your   name  remains  on  this  Agreement   and   the
     corporation,  partnership  or  trust  is  added  as  a   co-
     Franchisee;

     B. You continue to devote your full time and best efforts to manage the day-to-day operations of the franchised business unless you have a operational partner or manager approved by Franchisor;

     C.    The corporation's, partnership's or trust's activities
     be   confined   exclusively  to  operating  the   franchised
     business;

     D. The corporation, partnership, trust and all officers sign an agreement with Franchisor assuming jointly and severally all your obligations under this Agreement; and

     E.     The   stock  certificates,  certificated   units   of
     partnership or certificated beneficial interests of the corporation, partnership or trust will bear the following legend:

     "The (shares of capital stock) (partnership interest) (beneficial interest) represented by this certificate are subject to the terms and conditions set forth in that certain Superior Carpet Care Franchise Agreement dated April 22, 2001 between the (Corporation) (Partnership) (Trust) and Superior Carpet Care Franchise Systems, Inc. a copy of which is on file in the principal office of the (Corporation) (Partnership) (Trust) and a copy of which will be provided to the holder of record hereof upon written request without charge."

     It is expressly understood that the assumption of your obligation by any corporation, partnership or trust does not limit your personal obligations under this Agreement, and that you and the corporation, partnership or trust will be jointly and severally liable.

19.4 Upon the death of an individual Franchisee, the rights granted by this Agreement may pass (without payment of any Transfer Fee) to the next of kin or legatees, provided that your legal representatives will within 120 calendar days of your death apply in writing to Franchisor for the right to transfer to the next of kin or legatee your rights under this Agreement. Franchisor will not unreasonably withhold our permission so long as the proposed transferees meet each of the requirements set forth in Subsection 19.2 without regard to Subsection 19.2(C).

19.5 Any attempt by you to transfer any of your rights or interest under this Agreement or the License, without having received Franchisor's prior written consent will constitute a material breach of this Agreement. However, if you die and your personal representative does not desire to sell the Outlet, and if under controlling local law your interest in the Outlet, the License and Agreement are distributable to heirs or legatees who are members of his or her immediate family and who otherwise would qualify as assignees, then, such attempted assignment by operation of law or will will not be deemed in violation of this Agreement, provided that such heirs or legatees accept the conditions imposed on otherwise permitted assignees.

19.6 You will not have the right to grant a subfranchise.

19.7 Franchisor may assign its rights under this Agreement as it sees fit without notice to you.

                 SECTION 20 - OPTION TO PURCHASE

20.1 Unless otherwise explicitly provided by this Agreement, Franchisor will be entitled to exercise the rights provided in this Section immediately upon:

     A. The expiration without renewal or the termination for any reason of the License or this Agreement;

     B.     Any  breach,  default  or  other  event  that   gives
     Franchisor the right to terminate the License or this Agreement; or

     C.    The  receipt  by Franchisor of a copy  of  a  Purchase
     Offer.

20.2 Upon any event described in Subsection 20.1, Franchisor will have the option to purchase all of your rights, title and interest in the Outlet, and all its improvements, furniture, fixtures, equipment and products, and all of your accounts, contract rights, customer and vendor lists, work in progress and other business assets.

20.3 The purchase price for assets itemized in Subsection 20.2 will be the current fair market value if Subsection 20.1A or 20.1B is applicable or the price specified in any written purchase offer received by you if Subsection 20.1C is applicable. If you and Franchisor cannot agree on fair market value within a reasonable time, an independent appraiser will be designated by each of us and an average of the 2 appraised values will be binding. Appraised values will exclude any and all consideration for goodwill or going concern value created by the Marks and business system licensed to you.

If Franchisor elects to exercise any option to purchase provided in this Subsection, Franchisor will have the right to set off all amounts due from you under the Franchise Agreement and the cost of the appraisal, if any, against any payment.

20.4 Franchisor will notify you of our intention to exercise its rights to purchase (a "Notice of Intent") within 60 days following an event described in Subsection 20.1. The Notice of Intent will specify the assets to be purchased, and the fair current market value as determined by Franchisor. You will have 14 days following receipt of Franchisor's Notice of Intent to object to any of the prices specified therein, and any disputes over pricing will be resolved through appraisal as specified Subsection 20.3. If Franchisor declines to exercise its rights under this Section within 60 days, you may thereafter, sell or dispose of the franchised business to a third party, but not at a lower price nor on more favorable terms than set forth in the Purchase Offer, if any, and subject to the prior written permission of Franchisor and satisfaction of the other conditions to assignment set forth in Section 19.

20.5 The purchase and sale contemplated in this Section will be consummated as soon as practicable. Following the delivery of a Notice of Intent as specified in Subsection 20.4, Franchisor or our designee will have the right to take possession of the Outlet and to carry on and develop the franchised business for the exclusive benefit of Franchisor or its designee.

20.6 In the event that Franchisor elects not to exercise its option to purchase under this Section, the provisions of Section
19 will apply to any proposed transfer by you.

              SECTION 21 - BANKRUPTCY OR INSOLVENCY

     You will be deemed in default under this Agreement and all rights granted herein will automatically terminate without notice in the event of the following:

     A. You become insolvent, or make a general assignment for the benefit of creditors;

     B. You file a petition of bankruptcy, or do not oppose a petition filed against you;

     C. You consent to the filing of a receivership or other custodianship for your business assets;

     D. You have instituted by or against you a proceedings for a composition with creditors under any state or federal law;

     E. You have a final judgment filed against you which remains unsatisfied or of record for 30 days or longer
     (unless supersedeas bond is filed);

     F.   You are dissolved;

     G. An execution is levied against your franchise or property contained in the Outlet, or a suit to foreclose any lien against the Outlet or equipment is instituted against you and not dismissed within 30 days, provided that this provision will not apply if a supersedeas bond is timely filed; or

     H. Your Outlet's property is sold after levy by any sheriff, marshal, or constable.

                   SECTION 22 - MISCELLANEOUS

22.1 Relationship of Parties.

     You neither have nor will you exercise any authority, express, implied or apparent, to act on behalf of or as an agent of Franchiser, for any purpose, and will take no action which might tend to create an apparent employer-employee or agency relationship between you and Franchisor. No fiduciary relationship exists between you and Franchisor. You are, and will remain, an independent contractor responsible for all obligations and liabilities of, and for all loss or damage to, the Outlet and its business and for all claims and demands based on damages or destruction of property or based on injury, illness or death of any person or persons, directly or indirectly arising from or in connection with the operation of the Outlet. Franchisor will neither have, nor exercise the right to, control the day-to-day managerial operations of the Outlet.

22.2 No Conflict with Other Agreements.

     You represent that you are not a party to or subject to agreements that might conflict with the terms of this Agreement and agree not to enter into any conflicting agreements during the License Term.

22.3 Cost of Enforcement.

     If either party institutes and prevails entirely or in part in any action at law or in equity against the other party based entirely or in part on the terms of this Agreement, the prevailing party will be entitled to recover from the losing party, in addition to any judgment reasonable attorneys' fees, court costs and all of the prevailing party's expenses in connection with any action at law.

22.4 No Waiver.

     No failure, forbearance, neglect or delay of any kind on the part of Franchisor in connection with the enforcement or exercise of any rights under this Agreement will affect or diminish Franchisor's right to strictly enforce and take full benefit of each provision of this Agreement at any time, whether at law for damages, in equity for injunctive relief or specific performance, or otherwise. No custom, usage or practice with regard to this Agreement by you or Franchisor's other franchisees will preclude the strict enforcement of this Agreement in accordance with its literal terms. No waiver by Franchisor of performance of any provision of this Agreement will constitute or be implied as a waiver of Franchisor's right to enforce that provision at any future time.

22.5 Entire Agreement; Amendments.

     This Agreement, together with any written related agreements and all Exhibits, constitutes the entire understanding and agreement of between you and Franchisor and supersedes all prior understandings, whether oral or written, pertaining to this Agreement, License, System or Outlet. No interpretation, change, termination or waiver of any provision of this Agreement, and no consent or approval under this Agreement, will be binding upon you or Franchisor or effective unless in writing signed by you and Franchisor's President or Vice President, except that a waiver need be signed only by the party waiving.

22.6 Severability.

     If any term or provision of this Agreement or the application thereof to any person, property or circumstances will to any extent be invalid or unenforceable, the remainder of this Agreement will be unaffected and will remain in full force and effect and each term and provision will be valid and enforced to the fullest extent permitted by law. Should this prove impractical, Franchisor will have the option of terminating this Agreement upon written notice to you.

22.7 Governing Law.

     This Agreement has been made and accepted in the State of Colorado and it will be interpreted in accordance with and governed by the laws of the State of Colorado and any applicable federal and state franchise laws. You hereby consent to jurisdiction in Jefferson County, Colorado.

22.8 Arbitration.

     Except as specifically otherwise provided in this Agreement, and in the event that you or Franchisor seeks injunctive relief under this Agreement, each of us agree that any and all disputes between us, and any claims by either of us that cannot be amicably settled, will be determined solely and exclusively by arbitration in accordance with the then existing rules of the American Arbitration Association at its Colorado office, subject to the following:

     A. You and Franchisor will select one arbitrator, and the two so designated will select a third arbitrator. If either of us will fail to designate an arbitrator within 7 days after arbitration is requested, then a single arbitrator will be selected by the American Arbitration Association upon application of either you or Franchisor. Arbitration proceedings will be conducted in accordance with the rules then prevailing of the American Arbitration Association at its Colorado office. Judgment upon an award of the majority of the arbitrators will be binding, and will be entered in a court of competent jurisdiction.

     B. Nothing herein contained will bar the right of you or Franchisor to obtain injunctive relief against threatened conduct that would violate this Agreement and cause loss or damages.

22.9 Notices.

     All notices and other communications provided for in this Agreement must be in writing and will be delivered in person or mailed by certified or other receipted mail, or by Federal Express or U.S. Express Mail for overnight delivery if to you, at your address or, if to Franchisor at our address, Attention:
Chief Operating officer. you or Franchisor, by such notice, may change the address to which notices will be sent. Notices delivered in person will be deemed given when delivered and mailed notices will be deemed given 3 days after mailing if by certified or other receipted mail or 1 day after mailing if by Federal Express or U.S. Express Mail. If you are a corporation or more than 1 individual, then you will authorize 1 natural person as correspondent with authority to bind you.

22.10     Certain References.

     References to weeks and months mean calendar weeks and calendar months. References to persons mean legal entities as well as natural persons. Whenever the pronoun "he" or "his" is used herein, it is refers to masculine, feminine and neuter genders and also singular and plural. Except as otherwise specifically set forth in this Agreement, this Agreement will inure to the benefit of and be binding on you and Franchisor, our respective heirs, executors, administrators, personal representatives, successors and assigns.

22.11     Acknowledgment

     YOU ACKNOWLEDGE THAT YOU HAVE CONDUCTED AN INDEPENDENT INVESTIGATION OF THE SUPERIOR CARPET CARE SYSTEM AND RECOGNIZE THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISK AND WILL BE LARGELY DEPENDENT UPON THE ABILITY OF YOU AS AN INDEPENDENT BUSINESS PERSON. THE FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND YOU ACKNOWLEDGE THAT YOU HAVE NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESSED OR IMPLIED AS TO THE POTENTIAL VOLUME, PROFITS, OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

     YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THE COMPLETE SUPERIOR CARPET CARE FRANCHISE AGREEMENT AT LEAST 5 BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS
EXECUTED. YOU FURTHER ACKNOWLEDGE THAT YOU RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE FEDERAL TRADE COMMISSION, ENTITLED, "UNIFORM FRANCHISE OFFERING CIRCULAR" AT LEAST 10 BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.

YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT; AND THAT SUPERIOR CARPET CARE FRANCHISE SYSTEMS, INC. HAS ACCORDED YOU AMPLE TIME AND OPPORTUNITY AND HAS ENCOURAGED YOU TO CONSULT WITH ADVISORS OF YOUR OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

     This entire Agreement, including corrections, changes, and all attachments and addendum's, will only be binding upon Franchisor when executed or initialed by Franchisor's President or vice-president.

     You and Franchisor, intending to be legally bound, have duly executed, sealed, and delivered this Agreement in triplicate this 22 day of April 2001.


_______________________________        /s/ Steven Dunn
Witness
Franchisee, Individually


_______________________________        /s/ Rebecca Dunn
Witness
Franchisee, Individually

                                   and/or   as   an  officer   or
                              partner of

                                   ______________________________


Attest:
By:______________________________
                                      (signature)


_______________________________
Title:___________________________
Secretary of Company
                              A __________________ Corporation

                              ____________________ Partnership

                              Superior Carpet Care Franchise Systems, Inc.


_______________________________          _________________________________
Witness                                  President


_______________________________          _________________________________
Witness                                  Date





PERSONAL GUARANTEES


     We, the undersigned, in order to induce Franchisor to enter into this Franchise Agreement, hereby, jointly and severally, personally guarantee performance of this Agreement in its entirety and specifically, but without limitation thereto, the monetary obligation of the Franchisee, as well as the confidentiality and non-competition provisions as if each of us were the Franchisee.

                                        GUARANTORS:


__________________________              /s/ Steven Dunn
Witness                                 ----------------
                                        Date: 04-22-01


__________________________              /s/ Rebecca Dunn
Witness                                 ----------------
                                        Date: 04-22-01


__________________________            ___________________________
Witness
                                        Date:____________________



__________________________            ___________________________
Witness
                                        Date:____________________



__________________________            ___________________________
Witness
                                        Date:____________________



__________________________            ___________________________
Witness
                                        Date:____________________


                            Addendum

Pursuant to the Franchise Agreement the following protected territory has been assigned that are represented by zip codes for the Denver Metro area and have been agreed by both Superior Carpet Care Franchise Systems, Inc. and franchisee this 22 day of April, 2001.

80127, 80123, 80128, 80120, 80121, 80122, 80111, 80112, 80016,
80138, 80107, 80134, 80166, 80106, 80118, 80104, 80124, 80126,
80135, 80125, 80130.

/s/ Steven R. Dunn
-------------------
Superior Carpet Care Franchise Systems, Inc.
Franchisee